Exhibit 10.33
FORTEGRA FINANCIAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
1. Purpose of the Plan.
The Company wishes to attract, retain and motivate employees of the Company and its Subsidiaries and to promote the success of the Company’s business by providing employees with a convenient method of acquiring a proprietary interest in the long-term success of the Company.
2. Section 423 of the Code.
The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code or any successor section thereto. Any provision of the Plan that is inconsistent with Section 423 of the Code or any successor provision shall, without further act or amendment, be reformed to comply with the requirements of Section 423. This Section 2 shall take precedence over all other provisions in the Plan.
3. Definitions.
When used herein, the following terms shall have the respective meanings set forth below:
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan pursuant to Section 5 hereof.
“Company” means Fortegra Financial Corporation, a Delaware corporation.
“Designated Subsidiary” means a Subsidiary designated by the Committee to participate in the Plan.
“Effective Date” means [___], 2010.
“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of a Participant’s base salary or regular wages for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses and other non-basic payments, unless otherwise determined by the Committee.
“Eligible Employee” means an employee eligible to participate in the Plan pursuant to Section 6 hereof.
“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a recognized national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an established over-the-counter market, the average of the closing bid and ask prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided, that, if such shares are listed or traded in accordance with clause (i) or (ii) above, but the shares have not been traded for ten trading days the Committee may make a discretionary determination in accordance with clause (iii) above.

“Maximum Share Amount” means, subject to Section 423 of the Code, the maximum number of Shares that a Participant may purchase in any given Offering Period or for any given year, which shall be determined by the Committee; provided, however, an employee shall not have the right to purchase Shares under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company or any of its Subsidiaries) at a rate which in the aggregate exceeds $25,000 of the Fair Market Value of such Shares (as determined as of each Offering Date) for each calendar year; provided, further, the maximum number of Shares that a Participant may purchase for any given Offering Period is 3,500 Shares.
“Offering Date” means January 1st and July 1st of each year, unless otherwise provided by the Committee.
“Offering Period” means the six month period commencing on each Offering Date and ending on the next succeeding Purchase Date, unless otherwise provided by the Committee.
“Participant” means an Eligible Employee for whom payroll deductions are currently being made.
“Payroll Account” means an account maintained by the Company with respect to each Participant as contemplated by Section 7 hereof.
“Plan” means this Fortegra Financial Corporation Employee Stock Purchase Plan, as it may from time to time be amended.
“Purchase Date” means the last trading day of each Offering Period, unless otherwise provided by the Committee.
“Purchase Price” means the price per Share as contemplated by Section 8 hereof.
“Shares” means shares of common stock of the Company, par value $0.01 per share, or any other class or kind of shares resulting from the application of Section 14 hereof.
“Stock Account” means an account maintained by a brokerage firm selected by the Company with respect to each Participant as contemplated by Section 9 hereof.
“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.
4. Shares Reserved for the Plan.
Subject to the provisions of Section 14 hereof, there shall be reserved for issuance and purchase by Participants under the Plan an aggregate of 1,000,000 Shares. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan has been terminated.
5. Administration of the Plan.
The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret and administer the Plan. The Committee shall have full and exclusive power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. No member of the Committee may act as to matters under the Plan specifically relating to such member. The Board shall consider the rules of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, in connection with any appointment to the Committee.
The Committee may delegate to one or more of its members, one or more officers of the Company or any Designated Subsidiary, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.
The Committee may impose reasonable administrative and brokerage fees on Participants to defray the cost of operating the Plan, which shall in no event exceed the actual administrative and brokerage costs of the Plan.
6. Eligible Employees.
All employees of the Company and each Designated Subsidiary shall be Eligible Employees, provided that in no event shall an employee be an Eligible Employee if, immediately after the grant, such employee (or any other person whose share would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding rights to purchase shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any related Company, as determined pursuant to Section 423(b)(3) of the Code.
Notwithstanding the foregoing, the Committee shall have the discretion to exclude from the Plan one or more of the following categories of employees: (i) highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code; (ii) employees who have not been continuously employed by the Company or a Designated Subsidiary for a period of less than two years; (iii) employees who customarily work less than twenty hours per week; or (iv) employees whose customary employment is for not more than five months in any calendar year.
An employee of a Designated Subsidiary which ceases to be a Designated Subsidiary shall, automatically and without any further action, cease to be an Eligible Employee.
7. Election to Participate and Payroll Deductions.
Participation in the Plan is voluntary with respect to each Offering Period. To participate in an Offering Period an Eligible Employee must complete a written enrollment form provided by the Company which authorizes payroll deductions. Each Eligible Employee may elect a payroll deduction of 1% to 10% of Eligible Compensation from each paycheck paid during the Offering Period, in increments of 1% (i.e., 1%, 2%, 3%, etc.), unless otherwise provided by the Committee. A Participant may elect to change his or her rate of payroll deductions during an Offering Period by written notice to the Committee in such form as the Committee may require.
All payroll deductions shall be credited, as promptly as practicable, to a notional Payroll Account in the name of the Participant. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose. No interest or other earnings shall be credited to any contributions under the Plan.

Each Eligible Employee may cancel his or her election to participate in the Plan by written notice to the Committee in such form and at such times as the Committee may require, and in such case the entire balance of the Participant’s Payroll Account shall be repaid to such Participant as promptly as practicable. A Participant’s voluntary withdrawal during an Offering Period shall have no effect upon such Participant’s eligibility to participate during any other Offering Period under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate during a subsequent Offering Period.
Unless otherwise provided by the Committee, an Eligible Employee who is a Participant immediately prior to the beginning of an Offering Period will be deemed (i) to have elected to participate for such Offering Period and (ii) to have authorized the same percentage payroll deduction for such Offering Period in effect for such Eligible Employee as that in effect on the day before such Offering Period.
8. Purchase Price.
The Purchase Price for each Share sold in any Offering Period shall be, unless otherwise determined by the Board, equal to 85% of the lesser of (i) the Fair Market Value of a Share on the first day of the Offering Period and (ii) the Fair Market Value of a Share on the last day of the Offering Period.
9. Method of Purchase.
As of the Purchase Date, each Participant shall be deemed, without any further action, to have purchased the number of whole Shares equal to the lesser of (i) the Maximum Share Amount and (ii) the number determined by dividing the amount accumulated in such employee’s Payroll Account during such Offering Period by the Purchase Price.
All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participants at a brokerage firm selected by, and pursuant to an arrangement with, the Company. The Company shall deliver the shares to the Stock Account as soon as reasonably practicable after the close of the applicable Purchase Date. A Participant shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participant’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied, the Participant may, without limitation, move those Shares to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares or issuing Shares
If and to the extent provided by the Committee, for so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participant’s Stock Account, and will be automatically reinvested in whole Shares.
Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participant’s Payroll Account resulting from such failure to invest in fractional Shares shall remain in the Payroll Account for use in the next Offering Period; provided, however, if the Participant is not an active Participant for such next Offering Period, such remaining cash shall be returned to the Participant as soon as practicable, but not later than thirty days, following such termination.

10. Termination of Participation or Employment.
The right to participate in the Plan shall terminate immediately when a Participant ceases to be employed by the Company or its Designated Subsidiaries for any reason (including death or disability) or a Participant otherwise becomes ineligible. At such time the Company shall distribute to such former Participant (or, in the event of death, to his or her estate) the balance in his or her Payroll Account as soon as practicable, but not later than thirty days, following such termination.
11. Title of Stock Accounts.
Each Stock Account shall be in the name of the Participant or, if permitted by the Committee and the Participant so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. If permitted by the Committee, a Participant who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a Stock Account in his or her name as tenant in common with another person without right of survivorship.
12. Rights as a Stockholder.
At the time funds from a Participant’s Payroll Account are used to purchase Shares, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the purchased Shares.
13. Rights Not Transferable.
Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution. Any such attempted transfer, assignment, pledge or other disposition shall be of no force or effect. During a Participant’s lifetime rights granted under this Plan shall be exercisable only by the Participant.
14. Adjustment Upon Certain Events.
If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or any Subsidiary or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock (other than regular cash dividends), shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of Shares, or both, which thereafter may be sold under the Plan, then the Committee shall take any such action as in its judgment shall be necessary to preserve the Participants’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 4 in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, and (y) the Purchase Price of such shares under the Plan.
Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market, then, in the discretion of the Committee, (i) the balance in the Participant’s Payroll Account not theretofore invested may be refunded to the Participant, and such Participant shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of such event multiplied by the number of Shares such Participant would have been able to purchase with the balance of his or her Payroll Account on such event if it were a Purchase Date may be paid to the Participant, and such Participant shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

15. Amendment and Termination.
The Board may at any time amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the Company’s stockholders, to fail to comply with (i) the requirements for employee stock purchase plans under Section 423 of the Code or (ii) any other requirement of applicable law or regulation, unless and until stockholder approval is obtained.
The Plan and all rights of employees hereunder shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date, (ii) the date on which the shares available under the Plan, as adjusted from time to time, are exhausted, or (iii) the termination of the Plan by the Board as specified below. The Board may terminate the Plan as of any date. The date of termination of the Plan may be deemed a Purchase Date, in the discretion of the Committee. If on such Purchase Date the Participants in the aggregate have the right to purchase more Shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of Shares of Common Stock on a pro rata basis, and any excess payroll deductions shall be returned to the Participants, without interest. No termination of the Plan shall materially alter or diminish any rights outstanding under the Plan at the time of such termination.
Upon termination of the Plan all amounts not previously applied to the purchase of Shares shall be refunded to the Participants.
16 Governmental Regulations; Further Assurances.
The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.
Each Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participants pursuant to the Plan.
17. Indemnification of Committee.
The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such person’s duties, responsibilities and obligations hereunder if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.
18. Withholding; Disqualifying Disposition.
Notwithstanding any other provision of the Plan, the Company or the Designated Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, foreign, local and other taxes required by law to be withheld with respect to such payments.

If Shares acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Designated Subsidiary) thereupon has a tax-withholding obligation, shall pay to the Company (or such Designated Subsidiary) an amount equal to any withholding tax the Company (or Designated Subsidiary) is required to pay as a result of the disqualifying disposition or satisfy such other arrangements as may be permitted by the Committee.
19. Notices.
All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participant, shall be delivered personally or mailed to such Participant at the address appearing in the records of the Company.
20. No Right to Continued Employment.
The Plan and any right to purchase Shares granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Designated Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Designated Subsidiary by which an employee is employed to terminate his or her employment at any time.
21. Captions.
The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.
22. Effective Date of the Plan.
The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders of the Company prior thereto.
23. Governing Law.
The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
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     This Plan was duly adopted and approved by the Board of Directors of the Company by unanimous written consent on [___].